UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 16, 2006

JACOBS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Jacobs Entertainment, Inc. (the “Company”, “we”, “us”, “our” or words of similar import) entered into several transactions (the “Transactions”), as part of a refinancing of $148.0 million of its 11 7/8% senior secured notes due 2009.

On June 16, 2006, the Company, as borrower, entered into a $100.0 million Credit Agreement (the “Credit Agreement”) with Credit Suisse Securities (USA) LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Bookrunners, and CIBC World Markets Corp., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender, and CIT Lending Services Corporation, as Documentation Agent, and Credit Suisse, Cayman Islands Branch, as Issuing Bank, Administrative Agent and Collateral Agent. The material provisions of the Credit Agreement are provided below.

On June 16, 2006, the Company entered into an Indenture Agreement (the “Indenture”) with Wells Fargo Bank, National Association, as Trustee. The Indenture covers the new issue of $210.0 million of 9¾% Senior Unsecured Notes due June 15, 2014 (the “Notes”). The material provisions of the Indenture are provided below.

On June 16, 2006, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., Libra Securities, LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets, a Division of McDonald Investments Inc., as the initial purchasers. The material provisions of the Registration Rights Agreements are provided below.

Simultaneously with the execution of the above mentioned agreements we paid off our 11 7/8% senior secured notes due 2009 with an outstanding balance of $148.0 million plus accrued and unpaid interest, along with related premium and tender consent costs of $9.4 million.

Senior Secured Credit Facilities - Credit Agreement

Overview

In connection with the Transactions, the Company entered into the Credit Agreement with Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, CIBC World Markets Corp. as joint lead arranger and joint bookrunner and Credit Suisse, Cayman Islands Branch (CS) as administrative agent and collateral agent.

Our new senior credit facility provides senior secured financing of $100.0 million, consisting of: a $40.0 million in a term loan facility; a $40.0 million revolving credit facility; and a $20.0 million delayed draw term loan facility.

The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans. The delayed draw term loan facility allows us to make up to two borrowings prior to December 31, 2006 to finance certain capital expenditures.

Interest Rate and Fees

Borrowings under our new senior credit facility bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) CS’s prime rate and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate for the interest period relevant to such borrowing adjusted for certain additional costs. We expect that the initial applicable margin for borrowings will be, under the revolving credit facility, 1.50% with respect to the base rate borrowings and 2.50% with respect to LIBOR borrowings and, under the term loan facilities, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under the revolving credit facility may be reduced subject to our attaining certain total leverage ratios.

In addition to paying interest on outstanding principal under our new senior credit facility, we are required to pay a commitment fee to the lenders under the revolving credit facility and the delayed draw term loan facility in respect of the unutilized commitments thereunder. The commitment fee rate with respect to the revolving facility is 0.50% per annum and the commitment fee rate with respect to the delayed draw term loan facility is 1.00% per annum. We must also pay customary letter of credit fees.

Prepayments

Our new senior credit facility requires us to prepay outstanding term loans, subject to certain exceptions, with: 50% of our annual excess cash flow; 100% of the net cash proceeds of certain asset sales or other dispositions of property by the Company and its subsidiaries (including insurance and condemnation proceeds), if we do not reinvest those proceeds in assets to be used in our business or make certain other permitted investments within 270 days; and 100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the Credit Agreement.

The foregoing mandatory prepayments will be applied pro rata to the term loan facilities and to installments of the term loan facilities in inverse order of maturity.

We may voluntarily repay outstanding loans under our new senior credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount for the first five years and nine months, with the remaining amount payable on June 15, 2012.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, June 15, 2011.

Guarantee and Security

All obligations under our new senior credit facility are unconditionally guaranteed by, subject to certain limited exceptions, each of our existing and future domestic wholly-owned subsidiaries (referred to, collectively, as “Guarantors”).

All obligations under our new senior credit facility, and the guarantees of those obligations, are secured by substantially all the following assets of ours and each Guarantor, subject to certain exceptions: a pledge of 100% of the capital stock of each U.S. Guarantor and 65% of the capital stock of each of our wholly-owned foreign subsidiaries that are directly owned by us or one of the Guarantors; and a security interest in, and mortgages on, substantially all tangible and intangible assets of ours and of each Guarantor.

Certain Covenants and Events of Default

Our new senior credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: incur additional indebtedness or issue preferred stock; create liens on assets; enter into sale and leaseback transactions; engage in mergers or consolidations; sell assets; pay dividends and distributions or repurchase our capital stock; make investments, loans or advances; make capital expenditures; repay subordinated indebtedness; make certain acquisitions; engage in certain transactions with affiliates; amend material agreements governing our subordinated indebtedness; and change our lines of business.

In addition, our new senior credit facility requires us to maintain the following financial covenants: a maximum total leverage ratio; a maximum senior secured ratio; and a minimum interest coverage ratio. Our new senior credit facility also contains certain customary affirmative covenants and events of default.

Indenture

On June 16, 2006 we entered into a Trust Indenture Agreement (the “Indenture”) with Wells Fargo Bank, National Association, as Trustee, under which $210.0 million aggregate principal amount of our 9¾% senior unsecured notes due June 15, 2014 were issued. Interest payments are due each June 15 and December 15, beginning December 15, 2006.

The Notes are our unsecured senior obligations and will rank equally in right of payment with all of our existing and future unsecured senior indebtedness and senior to any existing and future subordinated indebtedness. The Notes are effectively subordinated to any secured indebtedness (including indebtedness under our new senior credit facility) up to the value of the collateral securing such indebtedness.

The Notes are guaranteed by our current and future restricted subsidiaries that also guarantee our new senior credit facility. The guarantees rank equally in right of payment with all of the guarantors’ existing and future unsecured senior indebtedness and are senior in right of payment to all of the guarantors’ existing and future subordinated indebtedness and effectively subordinated to any secured indebtedness of the guarantors up to the value of the collateral securing such indebtedness.

Except in the case of certain public equity offerings by us, we cannot choose to redeem the Notes prior to June 15, 2010. At any time from and after that date (which may be more than once), we can choose to redeem some or all of the Notes at the redemption prices as follows: 104.875% if redeemed in 2010, 102.438% if redeemed in 2011, or 100.00% if redeemed in 2012 or thereafter. At any time (which may be more than once) before June 15, 2009, we can choose to purchase up to 35% of the outstanding Notes with money that we raise in one or more public equity offerings, as long as: we pay 109.75% of the face amount of the Notes bought, plus accrued interest; we purchase the Notes within 45 days of completing the public equity offering; and at least 65% of the Notes originally issued remain outstanding afterward. Furthermore, the Notes are subject to redemption requirements imposed by laws and regulations of authorities in jurisdictions in which we conduct gaming and pari-mutuel wagering operations.

If we experience a change of control, we must offer to purchase the Notes at 101% of their face amount, plus accrued and unpaid interest. We might not be able to pay the required price for Notes presented to us at the time of a change of control, because we might not have enough funds at that time; or the terms of our new senior credit facility may prevent us from paying. We may have to use the net cash proceeds from selling assets to offer to purchase Notes at their face amount, plus accrued and unpaid interest.

The Indenture governing the Notes limits what we (and our restricted subsidiaries) may do. The provisions of the Indenture limit our ability to: incur more debt; pay dividends and make distributions; issue stock of subsidiaries; make investments; repurchase stock; create liens; enter into transactions with affiliates; merge or consolidate; and transfer and sell assets. These covenants are subject to a number of important exceptions.

We are using the money raised from the Notes, together with borrowings under our new senior credit facility, to (i) pay up to $148.0 million aggregate principal amount of our outstanding 11 7/8% senior secured notes due 2009, along with accrued and unpaid interest to the redemption date and related tender and consent costs of $9.4 million, (ii) acquire the assets of Piñon Plaza Casino in Carson City, Nevada for approximately $14.5 million, (iii) acquire three truck plazas and raw land suitable for a fourth truck plaza in Louisiana from an affiliated party for an aggregate of approximately $15.0 million, (iv) acquire two additional truck plaza facilities in Louisiana for an aggregate purchase price of approximately $5.8 million from an unaffiliated party, (v) pay a distribution to our stockholders in connection with our purchase of two truck plazas in Louisiana of approximately $8.8 million, (vi) pay a distribution to our stockholders of $10.0 million, (vii) refinance approximately $26.5 million of existing indebtedness (including approximately $19.5 million of subordinated debt held by our stockholders), and (viii) pay related fees and expenses associated with the foregoing of approximately $7.5 million, and add approximately

$1.3 million to cash.

Registration Rights Agreement

On June, 16, 2006, we entered into the Exchange Offer Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we have agreed, for the benefit of the holders of the Notes, that we will, at our cost,

(1) within 120 days after the Issue Date, file a registration statement (the “Exchange Offer Registration Statement”) with the Commission with respect to a registered offer to exchange (the “Exchange Offer”) the notes for notes which will have terms substantially identical in all material respects to the notes (the “Exchange Notes”) (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and will be guaranteed by the Guarantors on terms substantially identical in all material respects to the Guarantees,

(2) within 210 days after the Issue Date, use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Notes, and

(3) keep the Exchange Offer open for not less than 30 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note.

Capitalized terms that are used but not otherwise defined herein have the meaning ascribed to them in the Exchange Offer Registration Rights Agreement and such definitions are incorporated herein by reference.

Under existing Commission interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. The Company has agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Exchange Offer Registration Rights Agreement (including certain indemnification rights and obligations).

Although we intend to file the registration statement described above there can be no assurance that such registration statement will be filed or, if filed, that it will become effective. If we fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the notes as follows:

(1) If (a) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days after the Issue Date or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Exchange Offer Registration Rights Agreement;

(2) If (a) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 210 days after the Issue Date or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf

Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed; or

(3) If either (a) we have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 255th day after the Issue Date or (b) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (c) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date;

(each such event referred to in clauses (1) through (3) above is a “Registration Default”), the sole remedy available to holders of the Notes will be the immediate assessment of additional interest (“Additional Interest”) as follows: the per annum interest rate on the Notes will increase by 1.00%, and the per annum interest rate will increase by an additional .50% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.00% per annum in excess of the interest rate on the cover of this offering circular. All Additional Interest will be payable to holders of the Notes in cash on each interest payment date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the notes will revert to the interest rate originally borne by the Notes.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 16, 2006 we acquired three truck plaza video gaming facilities and the raw land to possibly develop a fourth truck plaza video gaming facility for $15.0 million from Gameco Holdings, Inc., which is an affiliated company because the two owners of the Company control Gameco Holdings, Inc. The $15.0 million purchase price was based upon a multiple of EBITDA. Two of the three truck plaza video gaming facilities that will be acquired, Jalou Diamond and Jalou of St. Martin, are located in Broussard, Louisiana, and the third facility, Jalou Magic, is located in Vinton, Louisiana. The raw land on which we may develop a fourth truck plaza video gaming facility is also located in Vinton, Louisiana.

In May 2006, we entered into an agreement to purchase two additional truck plaza video gaming facilities from an unaffiliated party for $5.8 million (including other acquisition and transaction costs), which is expected to close within the next two weeks. These facilities are located in Denham Springs and Vinton, Louisiana.

On November 2, 2005, we entered into a definitive asset purchase agreement with Capital City Entertainment, Inc. (“CCI”), an unaffiliated party, under which we agreed to acquire all of the assets of Piñon Plaza, a division of CCI. The assets to be purchased include all of the personal property, buildings and improvements used by Piñon Plaza in the operation of its casino, hotel, bowling alley and RV park in Carson City, Nevada. The purchase price for the assets is $14.5 million. This transaction is expected to close shortly after we receive approval of the Nevada Gaming Commission on June 22, 2006.

Contemporaneously, we will enter into a triple net ground lease covering land underlying the assets which will begin upon closing of the asset purchase agreement discussed above. The lessor is a family trust affiliated with CCI. The lease has a ten year term with two ten year extensions at our option. Rentals under the lease are $250,000 per year for years one through five, $300,000 per year for years six through ten, and a rate based on an MAI (Member of the Appraisal Institute) appraisal of the property during the first and second extension terms. We have the right to purchase the leased land at an MAI appraised value at the end of the first ten year term. We also have a right of first refusal should the lessor seek to sell the leased land to a third party.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 16, 2006, the Company became obligated under the Credit Agreement. Our new senior credit facility provides senior secured financing of $100.0 million, consisting of: a $40.0 million in a term loan facility; a

$40.0 million revolving credit facility; and a $20.0 million delayed draw term loan facility. The material provisions of the senior credit facility are provided above. The senior credit facility may be accelerated or increased in the event of default of the Credit Agreement, which includes: failure to pay any principal of any loan or any reimbursement obligation when and as the same becomes due and payable; failure to pay any interest on any loan or any fee or any other amount due under any loan document, when and as the same becomes due and payable; any representation or warranty made or deemed made in or in connection with any loan document or the borrowings or issuances of letters of credit, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any loan document; failure to observe or perform any covenant, condition or agreement contained in particular sections of the Credit Agreement; failure to observe or perform by any company of any covenant, condition or agreement contained in any loan document and such failure continues unremedied for a period of 30 days after written notice; the Company or any of its restricted subsidiaries fails to pay any principal or interest due in respect of any indebtedness, when and as the same becomes due and payable beyond any applicable grace period, or the failure to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if the effect of such indebtedness is to cause or to permit the holder of such indebtedness or a trustee or other representative on its behalf to cause, such indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; an involuntary proceeding is commenced or an involuntary petition is filed seeking relief in respect of the Company or any restricted subsidiary under Title 11 of the United States Code, the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar officer for the Company or any restricted subsidiary or for a substantial part of the property of the Company, or the winding up or liquidation of the Company or any restricted subsidiary, which petition remains undismissed for 60 days; the Company or any restricted subsidiary voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, consent to the institution of, or failure to contest in a timely and appropriate manner, apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official of the Company or any restricted subsidiary, file an answer admitting material allegations of a petition filed against it in any such proceeding, make a general assignment for the benefit of creditors, become unable, admit in writing its inability or fail generally to pay its debts as they become due; one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $5.0 million is rendered against the Company or any restricted subsidiary; one or more ERISA events occur that in the opinion of the required lenders could reasonably be expected to result in liability of the Company or any restricted subsidiary in an aggregate amount exceeding $1.0 million; any security interest or lien created by any security document ceases to be in full force and effect; any loan document or material provision is declared by a court of competent jurisdiction to be null and void; a change of control; the guarantee agreement ceases to be or has been asserted not to be in full force and effect; the Company or any restricted subsidiary is prohibited or otherwise restrained from conducting the business therefore to be conducted by it in any manner that has or could reasonably be expected to result in a material adverse effect by virtue of any determination, ruling, decision, decree or order of any court or governmental authority; or upon the occurrence of a license revocation.

Additionally, on June 16, 2006, the Company became obligated with the issuance of 9¾% Senior Unsecured Notes for $210.0 million in aggregate principal amount with a maturity date of June 15, 2014. Interest payments are due each June 15 and December 15, beginning December 15, 2006. The material provisions of the senior unsecured notes are provided above. The payment of the Notes may be accelerated or increased in an event of default or acceleration, which include: a change of control as discussed above, a default for 30 days in the payment when due of interest on or additional interest in respect of the Notes; default in payment when due of the principal or premium on the Notes; failure by the Company or its subsidiaries to comply with provisions of the Indenture; failure by the Company or its subsidiaries to comply with the covenants or agreements contained in the Indenture for a period of 30 days after notice has been given; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any of its subsidiaries; failure of the Company or any of its subsidiaries to pay final judgments aggregating an excess of $5.0 million; revocation, suspension, expiration without any previous or concurrent renewal or loss of any gaming license of the Company or any subsidiary; cessation or suspension of any gaming operations of the Company or its subsidiaries for more than 30 days; except as permitted by the Indenture, any subsidiary guarantee that is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect; the Company or any of its restricted subsidiaries pursuant to or within the meaning of the Bankruptcy Law commence a voluntary case, consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of the Company’s creditors, generally not paying its debts as they become due; a court of competent jurisdiction enters any order or decree under any Bankruptcy Law that is for relief against the Company or any restricted subsidiary in an involuntary case, appoints a custodian of the Company or any restricted subsidiary, orders a liquidation of the Company or any restricted subsidiary.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Businesses Acquired

No financial statements are required to be filed as a result of the refinancing described above in Item 1.01 and since none of the acquisitions described in Item 2.01 above is material under Rule 3-05 of Regulation S-X no historical or pro forma financial statements are required to be filed as a result of those acquisitions.

(b)         Pro Forma Financial Information

No pro forma financial statements are required to be filed as a result of the refinancing described above in Item 1.01 and since none of the acquisitions described in Item 2.01 above is material under Rule 3-05 of Regulation S-X no pro forma financial statements are required to be filed as a result of those acquisitions.

(c)          Shell Company Transactions

None.

(d)         Exhibits

Filed herewith are the following:

Exhibit No.	Description
4.55

The Registration Rights Agreement by and between the Company and Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., Libra Securities, LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets, a Division of McDonald Investments Inc., as the initial purchasers, dated June 16, 2006.

4.56	The Trust Indenture Agreement by and between the Company and Wells Fargo Bank, as Trustee, dated June 16, 2006.

10.22

The Credit Agreement by and between the Company, as borrower, Credit Suisse Securities (USA) LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Bookrunners, and CIBC World Markets Corp., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender, and CIT Lending Services Corporation, as Documentation Agent, and Credit Suisse, Cayman Islands Branch, as Issuing Bank, Administrative Agent and Collateral Agent, dated June 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: June 22, 2006	By:	/s/ Stephen R. Roark
Stephen R. Roark
Chief Financial Officer